August  4, 2005                                  For more information:
                                                 Susan Datz Edelman
FOR IMMEDIATE RELEASE                            Director, Stockholder Relations
---------------------                            (904) 346-1506
                                                 sedelman@steinmart.com

    STEIN MART, INC. REPORTS JULY, SECOND QUARTER, AND YEAR-TO-DATE '05 SALES

JACKSONVILLE, FL - Stein Mart, Inc. (Nasdaq: SMRT) today announced total sales and comparable store sales for the fiscal period(s) ended July 30, 2005, as follows (dollars in millions):

                                    Total Sales             Percent Change
--------------------------------------------------------------------------------
Fiscal Period:                                             Total     Comparable
                                  2005       2004          Sales     Store Sales
                               ------------------          ---------------------
July (4 weeks)                   $87.5      $81.8           7.0%         5.2%
Second quarter (13 weeks)       $337.1     $320.6           5.1%         3.0%
Year to date (26 weeks)         $717.7     $685.2           4.7%         3.1%

Men's sportswear, ladies' casual sportswear and ladies' career led the Company in comparable store sales increases. Geographically, comparable store sales were positive in all regions, and strongest in Florida, the mid-Atlantic and Southwestern United States.

"Customers are responding favorably to our new transition and fall merchandise, and we continue to be pleased with the pace of spring/summer clearance selling," commented Michael D. Fisher, president and chief executive officer of Stein Mart, Inc. "A more advantageous blend of sales produced better merchandise margins, and we now anticipate diluted earnings per share of approximately $0.25 for the second quarter of 2005."

The Company operated 259 stores on July 30, 2005 as compared to 257 stores at the same time last year.

Second quarter financial results
Full financial results for the Company's second quarter ending July 30, 2005 will be released prior to the opening of the financial markets on Thursday, August 18, 2005. Also on August 18, a conference call with management to discuss second quarter results will be held at 11:00 a.m. ET. Interested parties may listen to the call via a real-time webcast on www.steinmart.com, or hear a recorded version on Stein Mart's website until the end of the month.

About Stein Mart
Stein Mart stores offer the fashion merchandise, service and presentation of a better department or specialty store, at prices competitive with off-price retail chains. Currently with locations from California to New York, Stein Mart's focused assortment of merchandise features moderate to designer brand-name apparel for women, men and young children, as well as accessories, gifts, linens and shoes.

SAFE HARBOR STATEMENT>>>>>>>Except for historical information contained herein, the statements in this release may be forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of
1995. The Company does not assume any obligation to update or revise any forward-looking statements even if experience or future changes make it clear that projected results expressed or implied will not be realized. Forward-looking statements involve known and unknown risks and uncertainties that may cause Stein Mart's actual results in future periods to differ materially from forecasted or expected results. Those risks include, without limitation, on-going competition from other retailers, availability of new store sites at acceptable lease terms, ability to successfully implement strategies to exit or improve under-performing stores, changing preferences in apparel, changes in consumer spending due to current events and/or general economic conditions, the effectiveness of new advertising, marketing and promotional strategies, adequate sources of merchandise at acceptable prices, the Company's ability to attract and retain qualified employees to support planned growth, and the other risks and uncertainties described in the Company's filings with the Securities and Exchange Commission.

                                      ###
Additional information about Stein Mart, Inc. can be found at www.steinmart.com.

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